Exhibit 99.3

Heidmar, Inc., a Global Leader in Crude Oil and Refined Petroleum

Marine Transportation Services, Agrees to Business Combination with

Nasdaq-Listed MGO Global Inc.

MIAMI — LONDON — ATHENS, GREECE – (Globe Newswire) – June 20, 2024 – MGO Global Inc. (Nasdaq: MGOL), a digitally-native, lifestyle brand portfolio company, (“MGO”, “MGO Global”, or the “Company”), and Heidmar, Inc., a global commercial and pool management business serving the crude oil and refined petroleum product tanker market (“Heidmar”) via an asset light business model, today jointly announce that they have entered into an agreement for a business combination (“Business Combination Agreement” or “BCA”). Upon completion of the proposed transaction, the combined company will operate under the Heidmar name and be listed on the Nasdaq Capital Market under the symbol “HMAR.”

Key Highlights

●	Heidmar is a single platform aggregator of maritime services for the tanker and dry bulk industry with unique and proven asset light business model
●	Strong cash position and no debt provides high flexibility for future growth
●	Heidmar has an established and diversified customer base leading to net income of $19.6 million for fiscal year ended December 31, 2023
●	Predictable fee-based earnings to further mitigate freight rate exposure
●	Heidmar anticipates being a dividend paying company post-closing of the proposed transaction
●	Transaction to be completed at a significant premium to MGO’s current stock price

Heidmar has been recognized for its commitment to excellence in commercial management, chartering and asset management advisory services. It offers broad services to shipowners, including tanker pool management, commercial management and time charter trading and is actively expanding into dry bulk pool management, vessel sale and purchase services and technical management services, including environmental compliance. Heidmar currently has more than 60 vessels under management, including both crude oil and refined petroleum product tankers, with an aggregate capacity of approximately 8.3 million deadweight tons.

Commenting on the transaction, Maximiliano Ojeda, Founder, Chairman and CEO of MGO, noted, “We are thrilled to announce this Business Combination Agreement with Heidmar, which we believe will position the combined company to capitalize on the evolving, underserved demands of the massive $370 billion global tanker shipping market. The fundamental strength of Heidmar’s profitable business, coupled with anticipated future growth fueled by its leading asset-light business model, provides a compelling and potentially transformative opportunity for our fellow MGO shareholders. As MGO has worked through this process, we have been particularly impressed with the significant public company experience of Heidmar’s leadership team, as well as their long track record of success in driving growth and sustainable value creation for shareholders and the world’s leading oil and energy companies, traders and ship owners.”

Pankaj Khanna, Chief Executive Officer of Heidmar, added, “Today marks a key inflexion point in the ongoing evolution of Heidmar as a global leader in the marine transportation services industry. Having profitably grown Heidmar’s revenues ten-fold, from $5 million in 2021 to nearly $50 million in 2023, we also generated net income of $19.6 million in 2023 leading to approximately 40% net margins. Heidmar has established a sound foundation that is expected to effectively support substantial future growth through diligent execution of our business expansion strategies. I am very proud of what the Heidmar Team has achieved since we assumed leadership of the Company in 2020 and look forward to leveraging the Heidmar brand and relationships built over the last four decades to fuel further growth. Heidmar has a critical role to play in the decarbonization of the shipping industry by providing operational and technical measures to our clients to reduce CO2 emissions.”

Transaction Overview

The transaction will be effectuated through a holding company structure, whereby MGO and Heidmar will each become wholly-owned subsidiaries of a newly incorporated Marshall Islands company (“PubCo”). Under the agreement, shareholders of MGO will receive one registered common share of PubCo for each share of MGO’s common stock they own with an implied fully diluted equity value of $18.0 million. Heidmar’s shareholders will exchange their shares of Heidmar common stock for $300 million in registered common shares of PubCo, subject to certain adjustments, at the same implied price per share as MGO.

The transaction also includes an earnout payable to existing shareholders of Heidmar (“Pre-Closing Heidmar Shareholders”), which, if earned, consists of $30 million of additional registered common shares of PubCo. PubCo would issue these shares to Pre-Closing Heidmar Shareholders if PubCo achieves or exceeds US$45 million of revenue, US$30 million EBITDA or US$25 million of net income for the fiscal year ending 2024.

The boards of directors of both companies have unanimously approved the signing of the BCA. The Business Combination is expected to close late in the third quarter of 2024, subject to satisfying certain customary closing conditions, including the receipt of approvals from MGO’s shareholders and the listing of PubCo registered common shares on Nasdaq.

The Business Combination Agreement contains customary representations, warranties and covenants made by MGO and Heidmar, including covenants that both parties use their commercially reasonably efforts to cause the transactions contemplated by the agreement to be completed, regarding obtaining the requisite approval of MGO’s shareholders, regarding indemnification of directors and officers, and regarding MGO’s and Heidmar’s conduct of their respective businesses between the date of signing of the Business Combination Agreement and the closing. The BCA also contains certain termination rights for both MGO and Heidmar.

The MGO Board of Directors has recommended to MGO shareholders that they vote to approve the BCA and the transaction. MGO also received a fairness opinion in connection with the transaction. MGO’s existing shareholders are expected to own approximately 5.6% of the PubCo after the transactions.

A more complete description of the terms of and conditions of the proposed transaction and related matters will be included in a current report on Form 8-K to be filed by MGO with the U.S. Securities and Exchange Commission (“SEC”) on or about June 20, 2024. A copy of the Business Combination Agreement will be an exhibit to the Form 8-K. All parties desiring details regarding the terms and conditions of the proposed transaction are urged to review that Form 8-K, and the exhibits attached thereto, which will be available on the SEC’s website found at www.sec.gov.

Advisors

Maxim Group LLC is serving as the exclusive financial advisor to MGO in connection with the Merger and Seaborne Capital Advisors is serving as exclusive financial advisor to Heidmar. Sichenzia Ross Ference Carmel, LLP is serving as legal counsel to MGO and Seward & Kissel LLP is serving as legal counsel to Heidmar.

About Heidmar, Inc.

Celebrating its 40th anniversary this year, Heidmar is an Athens based, first-class commercial and pool management business servicing the crude and product tanker market and is committed to safety, performance, relationships and transparency. With operations in Athens, London, Singapore, Chennai, Hong Kong and Dubai, Heidmar has a reputation as a reliable and responsible partner with a goal of maximizing our customers’ profitability. Heidmar seeks to offer vessel owners a “one stop” solution for all maritime services in the crude oil, refined petroleum products and dry bulk shipping sectors. Heidmar believes its unique asset light business model and extensive experience in the maritime industry allows the Company to achieve premier market coverage and utilization, as well as provide customers in the sector with seamless commercial transportation services. For more information, please visit www.heidmar.com.

About MGO Global Inc.

MGO Global Inc. is actively engaged in building a portfolio of independent, digitally native, lifestyle brands, which are unique and differentiated, yet all defined by distinctive, high-quality products and a shared commitment to delivering high-touch customer experiences across its ecommerce and wholesale channels. MGO is currently comprised of two business units:; Americana Liberty, which markets a growing, high-end line of thoughtfully curated home and outdoor products, including Stand Flagpoles; and MGO Digital, which leverages data analytics, advanced technology-enabled marketing and our leadership’s industry relationships and expertise to identify, incubate and introduce to market new, authentic lifestyle brand concepts. For more information on MGO, please visit www.mgoglobalinc.com.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed transaction shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed transaction, PubCo, MGO and Heidmar will file relevant materials with the SEC, including a PubCo registration statement on Form F-4 that will contain a proxy statement of MGO and constitute the prospectus of PubCo, which proxy statement/prospectus will be mailed or otherwise disseminated to MGO shareholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MGO GLOBAL ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HEIDMAR, MGO GLOBAL, THE PROPOSED TRANSACTION, AND RELATED MATTERS. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by PubCo, MGO and Heidmar with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by MGO by directing a written request to: MGO Global, Inc., 1515 SE 17th Street, Suite 121/#460596, Ft. Lauderdale, 33346. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

MGO and its directors, executive officers and certain other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the shareholders of MGO with respect to the proposed merger and related matters. Information about the directors and executive officers of MGO, including their ownership of shares of MGO common stock, is included in MGO Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 1, 2024 and amended by Form 10-K/A filed on June 3, 2024. Additional information regarding the persons or entities who may be deemed participants in the solicitation of proxies from MGO shareholders, including a description of their interests in the proposed merger by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents to be filed with the SEC when they become available. The directors and officers of Heidmar do not currently hold any interests, by security holdings or otherwise, in MGO.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between PubCo, MGO and Heidmar. All statements other than statements of historical facts contained in this press release, including statements regarding PubCo’s, MGO Global’s or Heidmar’s future results of operations and financial position, PubCo’s, MGO’s and Heidmar’s business strategy, prospective costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated operations of PubCo, MGO and Heidmar, and the expected value of the combined company after the transactions, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of MGO’s securities; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the inability to complete the transactions contemplated by the transaction agreement, including due to failure to obtain approval of the shareholders of MGO or other conditions to closing in the transaction agreement; the inability to obtain or maintain the listing of PubCo ordinary shares on Nasdaq following the transaction; the risk that the transactions disrupt current plans and operations of MGO as a result of the announcement and consummation of the transactions; the ability to recognize the anticipated benefits of the transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; costs related to the transactions; changes in applicable laws or regulations; the possibility that PubCo, Heidmar or MGO may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the transactions, including those under “Risk Factors” therein, and in other filings with the SEC made by PubCo and MGO. Moreover, PubCo, Heidmar and MGO operate in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond PubCo’s, Heidmar’s and MGO’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, PubCo, Heidmar and MGO assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of PubCo, Heidmar or MGO gives any assurance that either Heidmar or MGO or PubCo will achieve its expectations.

CONTACT INFORMATION:

MGO Global Inc.	Heidmar, Inc.
Dodi Handy, Director of Communications	Nicolas Bornozis, Investor Relations/Media
Telephone: 407-960-4636	Telephone: +1-212-661-7566
Email: ir@mgoteam.com	Email: heidmar@capitallink.com

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